UNITED STATES
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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
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ASTREA ACQUISITION CORP.
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This filing consists of a press release issued by HotelPlanner on December 22, 2021.

HotelPlanner Celebrates Landmark Year of New Partnerships and Innovations

WEST PALM BEACH, Fla. (December 22, 2021) – HotelPlanner, a leading travel technology platform powered by proprietary artificial intelligence, today shares the following milestones the company achieved in 2021.

“As we close out the year, I want to thank our customers, trusted partners, hotel suppliers and our colleagues and friends around the world for making 2021 a year of great achievements,” said HotelPlanner Co-founder and CEO Tim Hentschel. “As the world and the hospitality industry continues to grapple with the pandemic, I want to express my gratitude and admiration for all the hard work put in by our HotelPlanner family every day, and for the new friends and partners with whom we’ve cultivated meaningful relationships over the past year. We cannot wait to bring the energy and commitment of the past year with us as we forge ahead into 2022 and beyond.”

“In today’s competitive environment, it’s critically important that technology companies offer consumers what they want and have come to demand: high-tech automation with high-touch personalization and customization,” said John Prince, HotelPlanner Co-Founder & CIO. “In 2021, I’m proud that we continued to grow our AI-enabled, gig-economy based customer service and reservations platform and we also launched an Alexa booking feature, so now booking a hotel stay is as easy as saying ‘Alexa – connect me with HotelPlanner.’”

“HotelPlanner had a year of impressive achievements and milestones. We built a lot of positive momentum with new sports deals, new hotel partnerships, and new innovations such as our gig-economy based call center and reservations platform. We’re pleased to highlight some of our key accomplishments,” said Bruce Rosenberg, HotelPlanner President of the Americas.

February

HotelPlanner Partners with Tennis Legend John Isner for ‘Race to the World Record’ Campaign

In February, HotelPlanner teamed up with tennis star John Isner for a campaign that rewarded fans with free hotel credits throughout Isner’s race to break the record for most tennis aces ever served. The campaign rewarded fans with a $100 free hotel voucher for each ace Isner served during the 2021 season, and a $10,000 voucher to one lucky fan upon Isner’s record-breaking 13,688th serve. In all, HotelPlanner pledged up to $110,000 in free hotel room vouchers for fans throughout the campaign.

March

HotelPlanner Signs Multi-Year Partnership with NJ Devils, Philadelphia 76ers Parent Company Harris Blitzer Sports and Entertainment

On March 2, HotelPlanner announced a new multi-year partnership with Harris Blitzer Sports and Entertainment (HBSE), the parent company of the New Jersey Devils NHL team, the Philadelphia 76ers NBA team, and the Newark, NJ sports and entertainment venue the Prudential Center.

HotelPlanner Signs Multi-Year Partnership with USA Pickleball to Provide Accommodations and Automated Booking Services

On March 4, HotelPlanner announced it had signed a multi-year agreement with USA Pickleball, the national governing body for the sport of pickleball in the U.S., to provide accommodations and booking services for official USA Pickleball events. The partnership provides the group’s members, staff, tournament directors, volunteers, and athletes a simplified process for booking hotel stays and competitive rates at the top hotels in the country. According to the Sports Fitness Industry Association, pickleball continues to be one of the fastest growing sports, as participation grew 21% in 2020 to an estimated 4.2 million total pickleball participants throughout the United States.

HotelPlanner Becomes Official Hotel Reservation Partner of United Soccer League in Multi-Year Partnership

Also in March, HotelPlanner announced a multi-year partnership with the United Soccer League (USL), making HotelPlanner the official online hotel reservation partner of the USL. The partnership will offer the 82 clubs in USL League Two, the 50+ clubs set to compete this year in the USL Academy League, and the 80+ clubs and more than 12,000 players that compete annually in the Super Y League a streamlined process for travel arrangements as they compete throughout their respective seasons.

May

HotelPlanner Announces Partnership with USA Boxing

In May, HotelPlanner became the official hotel reservations provider for USA Boxing, including for the group’s 2021 USA Boxing National Junior Olympics and Summer Festival, as well as for all USA Boxing events in 2021 and into 2022. The partnership will provide the best hotel deals for USA Boxing’s more than 40,000 athletes, coaches, officials, staff, and fans.

June

HotelPlanner Sponsors NYC Pride Month

HotelPlanner announced in May that it would provide discounted hotel bookings for the entire month of June in honor of Pride Month. The discounts applied to all travel associated with Pride Month celebrations, parades, parties, and events.

World Boxing Organization Cruiserweight Champion Lawrence Okolie Becomes HotelPlanner’s Second Sports Brand Ambassador of 2021

In June, HotelPlanner announced that it partnered with WBO Cruiserweight Champion Lawrence Okolie for the “Road to Unification” partnership and campaign, making Okolie the company’s second sports brand ambassador of 2021. The campaign rewarded fans with free hotel credits through Okolie’s journey to unify all the Cruiserweight World Championship belts.

HotelPlanner Announces Exclusive Partnership with NewAge, Inc.

HotelPlanner signed an exclusive agreement with NewAge, Inc. in June to become the exclusive hotel reservations provider for all NewAge Brand Partners and corporate staff. NewAge is a Colorado-based organic and health products company specializing in health & wellness products, healthy appearance, and nutritional performance marketed primarily through a direct route-to-market system.

HotelPlanner Announces Exclusive Partnership with Prestigious Singapore Swimming Club

In late June, HotelPlanner signed an exclusive partnership agreement with the Singapore Swimming Club, the country’s largest, non-golfing members-only recreational club with world-class facilities. The partnership gives Club members access member-exclusive group hotel booking rates around the world.

July

HotelPlanner Announced As Supplier to Ladies European Tour

HotelPlanner partnered with the Ladies European Tour (LET) to provide online hotel booking services for the 2021 season. “We strongly support LET’s mission to inspire women and girls to pursue their passion and realize their potential both on and off the links,” HotelPlanner President of North America Bruce Rosenberg said.

HotelPlanner Partners with Professional Fighters League for Premium MMA Experiences

HotelPlanner signed a multi-year partnership with the Professional Fighters League (PFL) in July, becoming the Official Hotel Booking Partner of the world’s No. 2 mixed martial arts league.

August

In August 2021, HotelPlanner announced that it had entered into an agreement providing for a three-way merger with Astrea Acquisition Corp. (NASDAQ: ASAXU), a special purpose acquisition company, and Reservations.com. The merger contemplates HotelPlanner becoming a publicly listed company on NASDAQ under the ticker symbol “HOTP.” Completion of the merger is subject to approval by the stockholders of Astrea and other conditions.

HotelPlanner, with its family of brands, including HotelPlanner.com, Meetings.com, and following the transaction, Reservations.com, will offer individual, group, and corporate booking access to more than 1 million global properties, enabled by a proprietary, cloud-based, artificial intelligence technology platform, and a 24/7 global gig-based reservations platform.

The transaction is expected to enable HotelPlanner to transform into a diversified hotel and event booking platform with complementary revenue streams, and to provide the combined company opportunities to realize multiple operating synergies to drive growth at scale

September

In September, HotelPlanner announced the grand return of its signature black-tie charity gala, the American Group Travel Awards, held in Miami in early December to benefit St. Jude Children’s Research Hospital.

October

HotelPlanner Announces Service Provider Partnership with Extended Stay America Hotels

HotelPlanner announced in October a service provider partnership with Extended Stay America Hotels, the nation’s leading mid-priced extended stay hotel brand. The partnership is well-timed with the rise in digital nomad employees who wish to ‘work from anywhere,’ and who frequently stay in extended stay hotels.

HotelPlanner Launches Industry-First Alexa-Enabled Booking Feature

Also in October, HotelPlanner launched its new Alexa-enabled booking feature that immediately connects customers to a global gig-based “Hotel Planner” agent to book a discounted hotel stay - anywhere in the world - at any time. Once a customer tells Alexa the travel details, the service immediately connects the customer to a live Hotel Planner as a priority call, which bypasses the call queue. The Hotel Planner can then typically offer a discounted rate before completing the booking. The new feature is completely free of charge.

November

HotelPlanner Announces Provider Partnerships with NBA’s Orlando Magic, G League

HotelPlanner in November announced a multi-year service provider partnership with the NBA’s Orlando Magic, becoming the preferred hotel reservations provider for the entire Magic organization, including its players, executives, scouts and fans. The deal followed closely after HotelPlanner’s similar multi-year partnership with the NBA’s G League.

December

In December, HotelPlanner hosted its 7th Annual American Group Travel Awards to benefit St. Jude Children’s Research Hospital. The black-tie charity gala drew a record number of sponsors and had record attendance. Most importantly, HotelPlanner raised a record amount for St Jude’s. Eight category awards were presented to hotel partners and the World Hospitality Award was presented to tennis star John Isner.

About HotelPlanner

HotelPlanner is a leading travel technology company that combines proprietary artificial intelligence capabilities with a 24/7 global gig-based reservations and customer service network. HotelPlanner travel agents can customize all traveler hotel & accommodation needs from a single platform while providing localized advice. HotelPlanner is one of the leading providers of individual, group and corporate travel bookings, specializing in unique “Closed User Group” discounted rates offered in unpublished private sale environments. Founded in 2004, HotelPlanner has enduring partnerships with many of the world’s largest OTAs, well-known hotel chains, individual hotels, online wedding providers, ancillary lodging providers, corporations, professional and amateur sports teams and franchises, universities and government agencies.

For more information, please visit https://www.hotelplanner.com

About Reservations.com

Reservations.com is an award-winning online travel company on a mission to bring the human-touch back to travel. Founded in 2014 with a focus on helping consumers create memorable travel experiences, Reservations.com has experienced rapid growth. Reservations.com's user-friendly website offers unparalleled visibility into hotels, including: descriptions, pricing information, and reviews of nearly 500,000 properties globally. The company is on a journey to enable customers to not only reserve hotels, but to create memories.

For more information, please visit www.reservations.com

About Astrea Acquisition Corp.

Astrea Acquisition Corp. (NASDAQ: ASAXU) is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

Additional Information and Where to Find It

The three-way merger transaction between HotelPlanner, Reservations.com and Astrea Acquisition Corp. referred to in this press release, as well as detailed financial and business information concerning HotelPlanner and Reservations.com and other information related thereto, will be contained in proxy materials filed with the SEC by Astrea Acquisition Corp., and definitive proxy materials will be sent to all Astrea shareholders as of a date to be determined. Before making any voting decision regarding such transaction, Astrea’s stockholders are urged to carefully review the proxy materials and all other relevant documents filed with the SEC in connection with the proposed transaction as they become available.

Investors and security holders will be able to obtain free copies of the proxy materials and all other relevant documents filed or that will be filed by the SEC by Astrea through the website maintained by the SEC at www.sec.gov. Copies of the proxy materials can also be obtained, when available, without charge, from HotelPlanner’s website at https://www.hotelplanner.com/investors and https://www.astreaacquisitioncorp.com/.

Participants in the Solicitations

Astrea, HotelPlanner, Reservations.com and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Astrea’s shareholders in connection with the proposed three-way merger transaction. You can find more information about Astrea’s directors and executive officers in Astrea’s final prospectus dated February 3, 2021 and filed with the SEC on February 4, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests has been included in the preliminary proxy statement filed by Astrea referred to above. Shareholders, potential investors and other interested persons should read the proxy statement carefully before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between HotelPlanner, Reservations.com and Astrea Acquisition Corp., including statements regarding the anticipated benefits of the transaction, the anticipated timing of the transaction, future financial condition and performance of HotelPlanner and Reservations.com and expected financial impacts of the transaction (including future combined revenue, equity value and cash balance), the satisfaction of closing conditions to the transaction, the level of redemptions of Astrea’s public stockholders and the products and markets and expected future performance and market opportunities of HotelPlanner and Reservations.com.

These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of Astrea’s securities, (ii) the risk that the transaction may not be completed by Astrea’s business combination deadline and the potential failure to obtain an extension to the business combination deadline if sought by Astrea, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the merger agreement by the stockholders of Astrea, the satisfaction of the minimum trust account amount following any redemptions by Astrea’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (vi) the effect of the announcement or pendency of the transaction on the business relationships, operating results, and business generally of HotelPlanner and Reservations.com, (vii) risks that the proposed transaction disrupts current plans and operations of HotelPlanner and/or Reservations.com, (viii) the outcome of any legal proceedings that may be instituted against HotelPlanner, Reservations.com, or Astrea related to the merger agreement or the proposed transaction, (ix) the ability to maintain the listing of Astrea’s securities on NASDAQ or another national securities exchange, (x) changes in the competitive and regulated industries in which HotelPlanner and Reservations.com operate, variations in operating performance across competitors, changes in laws and regulations affecting the business of HotelPlanner and Reservations.com and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xii) the risk of downturns and a changing regulatory landscape in the highly competitive online travel booking industry, and (xiii) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize projected results and underlying assumptions, including with respect to anticipated shareholder redemptions.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the proxy materials discussed above, and other documents filed by Astrea from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and HotelPlanner, Reservations.com, and Astrea assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. None of HotelPlanner, Reservations.com, or Astrea gives any assurance that HotelPlanner, Reservations.com, or Astrea, or the combined company, will achieve its expectations.

Contacts

Investors
For HotelPlanner: ICR – investors@hotelplanner.com
For Astrea Acquisition Corp.: info@astreaacquisitioncorp.com

Media
For HotelPlanner: ICR – media@hotelplanner.com
For Astrea Acquisition Corp.: info@astreaacquisitioncorp.com

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